EXHIBIT 99

FOR RELEASE 6:00 AM ET, April 25, 2016

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2016 RESULTS
Q1 2016 Diluted EPS $0.38 compared to $0.41 for Q1 2015 and to $0.39 for Q4 2015
MOOREFIELD, WV - April 25, 2016 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported first quarter 2016 net income of $4.06 million, or $0.38 per diluted share, representing a decrease of 5.2 percent, or 7.3 percent per diluted share, compared to the $4.29 million, or $0.41 per diluted share, reported for the first quarter of 2015, and a decrease of 2.0 percent, or 2.6 percent per diluted share, compared to the $4.15 million, or $0.39 per diluted share, reported for the fourth quarter of 2015. Q1 2016 earnings compared to Q1 2015 and Q4 2015 were negatively impacted by increased personnel costs and other noninterest expenses as well as reductions in insurance commission revenue, which were partially offset by increased net interest earnings and reductions in write-downs of foreclosed properties.
Excluding from first quarter 2016 one-time items of income, gain, expense and loss, Q1 2016 core earnings approximated $3.96 million, or $0.37 per diluted share compared to Q1 2015 core earnings of $4.33 million, or $0.40 per diluted share, and to Q4 2015 core earnings of $4.08 million, or $0.38 per diluted share.
Highlights for Q1 2016 include:

•	Net interest margin remained stable compared to the linked quarter, but has declined 9 basis points since Q1 2015.

•	Achieved loan growth of $17.3 million or 6.3 percent (on an annualized basis). Loans have grown $57.6 million or 5.5 percent since Q1 2015.

•	Core revenue for the quarter is unchanged compared to Q4 2015, and is up $189,000 or 1.3 percent compared to Q1 2015.

•
Nonperforming assets as a percentage of total assets declined to 2.66 percent compared to 2.77 percent for the linked quarter, and 3.18 percent at Q1 2015; foreclosed properties are at the lowest level since Q2 2009.

•	Recorded charges of $109,000 to write-down foreclosed properties compared to $636,000 in Q4 2015 and $572,000 in Q1 2015.

•	Announced our entering into a definitive merger agreement to acquire Highland County Bankshares, Inc. headquartered in Monterey, Virginia.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “I am pleased to report Summit achieved another quarter of solid performance, despite the challenges of higher overhead costs resulting from important investments we are making in both our people and in our infrastructure to assist to maintain our growth momentum. Our solid core earnings, growing loan portfolio and continued reductions in our portfolio of problem assets are all very gratifying to note; but I am particularly gratified by the opportunity represented by our pending acquisition of Highland County Bankshares. This deal will combine two financially strong banks with similar cultures, core values and guiding principles, as well as a shared commitment to build long-term client relationships by providing service beyond expectations.”
Results from Operations
Total revenue for first quarter 2016, consisting of net interest income and noninterest income, declined 0.5 percent to $14.6 million compared to $14.7 million for the first quarter 2015, and was unchanged compared to the linked quarter.
Total core revenue (excluding nonrecurring items, enumerated above) was $14.2 million for first quarter 2015, $14.0 million for the same prior-year quarter and $14.2 million for the linked quarter.
For the first quarter of 2016, net interest income was $11.8 million, an increase of 2.2 percent from the $11.5 million reported in the prior-year first quarter and increased $46,000 compared to the linked quarter. The net interest margin for first quarter 2016 was 3.50 percent compared to 3.59 percent for the year-ago quarter, and 3.51 percent for the linked quarter.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for first quarter 2016 was $2.81 million compared to $3.14 million for the comparable period of 2015 and $2.87 million for Q4 2015. Excluding realized securities gains, noninterest income was $2.41 million for first quarter 2016 compared to $2.66 million reported for first quarter 2015 and $2.45 million for linked quarter. The quarter over year-ago quarter decline principally resulted from decreased insurance commission revenues, while the decline compared to the linked quarter was due to lower service fees on deposit accounts.
Summit recognized $250,000 provision for loan losses in first quarter 2016, as well as for the linked quarter and for the year-ago quarter.
Total noninterest expense increased 4.3% to $8.55 million compared to $8.20 million for the prior-year first quarter and increased 0.7 percent compared to $8.49 million for the linked quarter. Excluding from noninterest expense merger expenses, gains and losses on sales of foreclosed properties and write-downs of foreclosed properties, noninterest expense would have approximated $8.34 million for Q1 2016, $7.48 million for the comparable period of 2015 and $8.17 million for linked quarter. The Q1 2016 compared to Q1 2015 increase is primarily due to net additions of staff, general merit raises and higher incentive compensation.
Balance Sheet
At March 31, 2016, total assets were $1.51 billion, an increase of $16.1 million, or 1.1 percent since December 31, 2015. Total loans, net of unearned fees and allowance for loan losses, were $1.10 billion at March 31, 2016, up $17.5 million, or 1.6 percent, from the $1.08 billion reported at year-end 2015.
At March 31, 2016, deposits were $1.09 billion, an increase of $27.8 million, or 2.6 percent, since year end 2015. During Q1 2016, checking deposits declined by $1.5 million or 0.4 percent, while savings deposits increased $19.9 million, or 7.4 percent.

Asset Quality
As of March 31, 2016, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $40.1 million, or 2.66 percent of assets. This compares to $41.3 million, or 2.77 percent of assets at the linked quarter, and $46.4 million, or 3.18 percent of assets, at first quarter 2015.
First quarter 2016 net loan charge-offs were $407,000, or 0.15 percent of average loans on an annualized basis. The allowance for loan losses stood at $11.3 million, or 1.02 percent of total loans at March 31, 2016, compared to 1.05 percent at year-end 2015.
Capital Adequacy
Shareholders’ equity was $146.1 million as of March 31, 2016 compared to $143.7 million December 31, 2015. Tangible book value per common share increased to $12.98 at March 31, 2016 compared to $12.78 at December 31, 2015. Summit had 10,681,880 outstanding common shares at Q1 2016 quarter end compared to 10,671,744 at year end 2015.
Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), is well in excess of regulatory requirements for a "well capitalized" institution at March 31, 2016. The Bank’s total risk-based capital ratio was 14.5 percent at both March 31, 2016 and December 31, 2015, while its Tier 1 leverage capital ratio was 10.7 percent at March 31, 2016 compared to the 10.8 percent reported at December 31, 2015.
About the Company
Summit Financial Group, Inc. is a $1.51 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.
NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2016 vs Q1 2015
	For the Quarter Ended		Percent
Dollars in thousands	3/31/2016	3/31/2015	Change
Condensed Statements of Income
Interest income
Loans, including fees	$13,436	$12,848	4.6%
Securities	1,726	1,894	-8.9%
Other	3	1	200.0%
Total interest income	15,165	14,743	2.9%
Interest expense
Deposits	2,170	2,071	4.8%
Borrowings	1,216	1,152	5.6%
Total interest expense	3,386	3,223	5.1%
Net interest income	11,779	11,520	2.2%
Provision for loan losses	250	250	—%
Net interest income after provision for loan losses	11,529	11,270	2.3%

Noninterest income
Insurance commissions	924	1,128	-18.1%
Service fees related to deposit accounts	978	976	0.2%
Realized securities gains	393	480	-18.1%
Other income	511	555	-7.9%
Total noninterest income	2,806	3,139	-10.6%
Noninterest expense
Salaries and employee benefits	4,682	4,187	11.8%
Net occupancy expense	540	498	8.4%
Equipment expense	656	535	22.6%
Professional fees	472	335	40.9%
FDIC premiums	300	330	-9.1%
Merger expense	112	—	n/a
Foreclosed properties expense	124	208	-40.4%
Loss (gain) on sales of foreclosed properties	(6)	150	-104.0%
Write-downs of foreclosed properties	109	572	-80.9%
Other expenses	1,565	1,389	12.7%
Total noninterest expense	8,554	8,204	4.3%
Income before income taxes	5,781	6,205	-6.8%
Income taxes	1,719	1,920	-10.5%
Net income	$4,062	$4,285	-5.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2016 vs Q1 2015

	For the Quarter Ended		Percent
	3/31/2016	3/31/2015	Change
Per Share Data
Earnings per common share
Basic	$0.38	$0.49	-22.4%
Diluted	$0.38	$0.41	-7.3%

Cash dividends	$0.10	$0.08	25.0%

Average common shares outstanding
Basic	10,671,856	8,815,961	21.1%
Diluted	10,679,301	10,493,323	1.8%

Common shares outstanding at period end	10,681,880	10,586,242	0.9%

Performance Ratios
Return on average equity	11.10%	12.79%	-13.2%
Return on average tangible equity	11.70%	13.56%	-13.7%
Return on average assets	1.08%	1.18%	-8.5%
Net interest margin	3.50%	3.59%	-2.5%
Efficiency ratio (A)	55.93%	49.27%	13.5%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Condensed Statements of Income
Interest income
Loans, including fees	$13,436	$13,265	$12,983	$12,972	$12,848
Securities	1,726	1,685	1,543	1,685	1,894
Other	3	1	5	1	1
Total interest income	15,165	14,951	14,531	14,658	14,743
Interest expense
Deposits	2,170	2,085	2,106	2,074	2,071
Borrowings	1,216	1,133	1,120	1,126	1,152
Total interest expense	3,386	3,218	3,226	3,200	3,223
Net interest income	11,779	11,733	11,305	11,458	11,520
Provision for loan losses	250	250	250	500	250
Net interest income after provision for loan losses	11,529	11,483	11,055	10,958	11,270

Noninterest income
Insurance commissions	924	851	983	1,080	1,128
Service fees related to deposit accounts	978	1,126	1,111	1,072	976
Realized securities gains	393	421	372	170	480
Other income	511	471	527	538	555
Total noninterest income	2,806	2,869	2,993	2,860	3,139
Noninterest expense
Salaries and employee benefits	4,682	4,530	4,479	4,442	4,187
Net occupancy expense	540	481	496	489	498
Equipment expense	656	617	582	560	535
Professional fees	472	507	402	372	335
FDIC premiums	300	270	300	320	330
Merger expense	112	—	—	—	—
Foreclosed properties expense	124	150	168	158	208
Loss (gain) on sale of foreclosed properties	(6)	(314)	35	103	150
Write-downs of foreclosed properties	109	636	1,046	160	572
Other expenses	1,565	1,617	1,364	1,457	1,389
Total noninterest expense	8,554	8,494	8,872	8,061	8,204
Income before income taxes	5,781	5,858	5,176	5,757	6,205
Income taxes	1,719	1,712	1,515	1,747	1,920
Net income	$4,062	$4,146	$3,661	$4,010	$4,285

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Per Share Data
Earnings per common share
Basic	$0.38	$0.39	$0.34	$0.38	$0.49
Diluted	$0.38	$0.39	$0.34	$0.38	$0.41

Cash dividends	$0.10	$0.08	$0.08	$0.08	$0.08

Average common shares outstanding
Basic	10,671,856	10,661,700	10,703,526	10,667,892	8,815,961
Diluted	10,679,301	10,669,192	10,712,203	10,676,474	10,493,323

Common shares outstanding at period end	10,681,880	10,671,744	10,658,199	10,843,676	10,586,242

Performance Ratios
Return on average equity	11.10%	11.66%	10.42%	11.67%	12.79%
Return on average tangible equity	11.70%	12.31%	11.01%	12.36%	13.56%
Return on average assets	1.08%	1.12%	1.00%	1.09%	1.18%
Net interest margin	3.50%	3.51%	3.41%	3.49%	3.59%
Efficiency ratio - (A)	55.93%	54.46%	52.93%	52.05%	49.27%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Assets
Cash and due from banks	$4,005	$3,625	$4,232	$3,988	$3,850
Interest bearing deposits other banks	12,655	5,862	8,057	9,274	8,437
Securities	271,515	280,792	272,127	276,661	282,135
Loans, net	1,096,790	1,079,331	1,062,348	1,064,472	1,039,669
Property held for sale	24,684	25,567	29,713	31,500	34,368
Premises and equipment, net	21,589	21,572	20,457	20,490	20,208
Intangible assets	7,448	7,498	7,548	7,598	7,648
Cash surrender value of life insurance policies	37,989	37,732	37,482	37,222	36,961
Other assets	31,893	30,450	27,340	28,764	27,216
Total assets	$1,508,568	$1,492,429	$1,469,304	$1,479,969	$1,460,492

Liabilities and Shareholders' Equity
Deposits	$1,094,544	$1,066,709	$1,072,091	$1,053,310	$1,058,308
Short-term borrowings	153,448	171,394	145,291	174,599	148,985
Long-term borrowings and subordinated debentures	94,692	95,170	95,648	98,625	101,602
Other liabilities	19,755	15,412	15,985	13,363	15,708
Shareholders' equity	146,129	143,744	140,289	140,072	135,889
Total liabilities and shareholders' equity	$1,508,568	$1,492,429	$1,469,304	$1,479,969	$1,460,492

Book value per common share (A)	$13.68	$13.48	$13.16	$12.92	$12.84
Tangible book value per common share (A)	$12.98	$12.78	$12.45	$12.22	$12.11
Tangible equity to tangible assets	9.2%	9.2%	9.1%	9.0%	8.8%
Tangible common equity to tangible assets	9.2%	9.2%	9.1%	9.0%	8.8%

NOTE (A) - Computed on a fully-diluted basis assuming conversion of preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)

	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.9%	11.8%	11.7%	11.6%	11.3%
Tier 1 Risk-based Capital	13.5%	13.4%	13.4%	13.2%	13.0%
Total Risk Based Capital	14.5%	14.4%	14.4%	14.2%	14.0%
Tier 1 Leverage Ratio	10.7%	10.7%	10.5%	10.4%	10.1%

Summit Community Bank, Inc.
CET1 Risk-based Capital	13.6%	13.6%	13.6%	13.4%	13.5%
Tier 1 Risk-based Capital	13.6%	13.6%	13.6%	13.4%	13.5%
Total Risk Based Capital	14.5%	14.5%	14.6%	14.4%	14.5%
Tier 1 Leverage Ratio	10.7%	10.8%	10.7%	10.6%	10.5%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Commercial	$101,743	$97,201	$89,250	$97,284	$89,928
Commercial real estate
Owner occupied	202,680	203,555	199,068	191,743	180,269
Non-owner occupied	353,350	337,295	336,550	331,056	325,764
Construction and development
Land and development	66,483	65,500	66,164	64,435	66,558
Construction	7,997	9,970	8,419	18,214	19,094
Residential real estate
Non-jumbo	221,368	221,749	222,739	220,199	219,938
Jumbo	50,057	50,313	46,092	49,203	50,492
Home equity	74,097	74,300	73,652	72,504	68,894
Consumer	19,095	19,251	19,124	18,683	18,485
Other	11,235	11,669	12,518	12,423	11,074
Total loans, net of unearned fees	1,108,105	1,090,803	1,073,576	1,075,744	1,050,496
Less allowance for loan losses	11,315	11,472	11,228	11,272	10,827
Loans, net	$1,096,790	$1,079,331	$1,062,348	$1,064,472	$1,039,669

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Non interest bearing checking	$122,378	$119,010	$118,887	$113,256	$117,049
Interest bearing checking	210,878	215,721	217,242	202,957	196,606
Savings	286,695	266,825	259,185	246,949	257,687
Time deposits	474,593	465,153	476,777	490,148	486,966
Total deposits	$1,094,544	$1,066,709	$1,072,091	$1,053,310	$1,058,308

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Gross loan charge-offs	$561	$132	$774	$463	$782
Gross loan recoveries	(154)	(126)	(481)	(407)	(192)
Net loan charge-offs	$407	$6	$293	$56	$590

Net loan charge-offs to average loans (annualized)	0.15%	—%	0.11%	0.02%	0.23%
Allowance for loan losses	$11,315	$11,472	$11,228	$11,272	$10,827
Allowance for loan losses as a percentage of period end loans	1.02%	1.05%	1.05%	1.05%	1.03%

Nonperforming assets:
Nonperforming loans
Commercial	$430	$853	$884	$1,065	$788
Commercial real estate	6,140	5,955	5,294	2,421	1,340
Commercial construction and development	—	—	—	—	—
Residential construction and development	5,467	5,623	5,345	5,627	5,333
Residential real estate	3,248	3,245	3,881	4,433	4,491
Consumer	121	92	53	45	65
Total nonperforming loans	15,406	15,768	15,457	13,591	12,017
Foreclosed properties
Commercial	—	—	—	—	110
Commercial real estate	976	1,300	3,209	3,279	3,657
Commercial construction and development	8,717	8,717	9,328	10,178	10,191
Residential construction and development	13,808	14,068	14,965	15,839	17,590
Residential real estate	1,183	1,482	2,211	2,204	2,819
Total foreclosed properties	24,684	25,567	29,713	31,500	34,367
Other repossessed assets	—	5	—	55	55
Total nonperforming assets	$40,090	$41,340	$45,170	$45,146	$46,439

Nonperforming loans to period end loans	1.39%	1.45%	1.44%	1.26%	1.14%
Nonperforming assets to period end assets	2.66%	2.77%	3.07%	3.05%	3.18%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Commercial	$465	$339	$42	$344	$387
Commercial real estate	920	543	1,926	4,945	783
Construction and development	218	1,182	39	21	2,735
Residential real estate	3,055	4,442	3,888	3,932	3,614
Consumer	73	186	216	211	148
Other	14	9	9	7	18
Total	$4,745	$6,701	$6,120	$9,460	$7,685

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2016 vs Q1 2015
	Q1 2016			Q1 2015
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,089,083	$13,291	4.91%	$1,035,610	$12,734	4.99%
Tax-exempt	15,824	220	5.59%	12,567	174	5.62%
Securities
Taxable	209,365	1,083	2.08%	211,471	1,281	2.46%
Tax-exempt	79,314	974	4.94%	76,012	927	4.95%
Interest bearing deposits other banks and Federal funds sold	8,092	3	0.15%	7,081	1	0.06%
Total interest earning assets	1,401,678	15,571	4.47%	1,342,741	15,117	4.57%

Noninterest earning assets
Cash & due from banks	3,762			3,679
Premises & equipment	21,594			20,203
Other assets	89,642			98,685
Allowance for loan losses	(11,562)			(11,237)
Total assets	$1,505,114			$1,454,071

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$209,733	$83	0.16%	$199,840	$58	0.12%
Savings deposits	277,396	506	0.73%	254,398	428	0.68%
Time deposits	471,597	1,581	1.35%	485,975	1,585	1.32%
Short-term borrowings	168,548	240	0.57%	144,779	112	0.31%
Long-term borrowings and subordinated debentures	95,052	976	4.13%	105,741	1,040	3.99%
Total interest bearing liabilities	1,222,326	3,386	1.11%	1,190,733	3,223	1.10%

Noninterest bearing liabilities
Demand deposits	120,464			115,198
Other liabilities	15,928			14,096
Total liabilities	1,358,718			1,320,027

Shareholders' equity - preferred	—			7,244
Shareholders' equity - common	146,396			126,800
Total liabilities and shareholders' equity	$1,505,114			$1,454,071

NET INTEREST EARNINGS		$12,185			$11,894

NET INTEREST MARGIN			3.50%			3.59%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2016	12/31/2015	3/31/2015

Core earnings applicable to common shares	$3,950	$4,084	$4,326

FHLB special dividend	—	—	176
Applicable income tax effect	—	—	(65)
Realized securities gains	393	421	480
Applicable income tax effect	(145)	(156)	(178)
Merger expense	(112)	—	—
Applicable income tax effect	41	—	—
Gain (loss) on sale of foreclosed properties	6	314	(150)
Applicable income tax effect	(2)	(116)	56
Write-downs foreclosed properties	(109)	(636)	(572)
Applicable income tax effect	40	235	212
	112	62	(41)
GAAP net income applicable to common shares	$4,062	$4,146	$4,285

Core diluted earnings per common share	$0.37	$0.38	$0.40

FHLB special dividend	—	—	0.02
Applicable income tax effect	—	—	—
Realized securities gains	0.04	0.04	0.05
Applicable income tax effect	(0.01)	(0.01)	(0.02)
Merger expense	(0.01)	—	—
Applicable income tax effect	—	—	—
Gain (loss) on sale of foreclosed properties	—	0.03	(0.01)
Applicable income tax effect	—	(0.01)	—
Write-downs of foreclosed properties	(0.01)	(0.06)	(0.05)
Applicable income tax effect	—	0.02	0.02
	0.01	0.01	0.01
GAAP diluted earnings per common share	$0.38	$0.39	$0.41

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2016	12/31/2015	3/31/2015

Total core revenue	$14,192	$14,181	$14,003

FHLB special dividend	—	—	176
Realized securities gains	393	421	480
GAAP total revenue	$14,585	$14,602	$14,659

Total core noninterest income	$2,413	$2,448	$2,659

Realized securities gains	393	421	480
GAAP total noninterest income	$2,806	$2,869	$3,139

Total core noninterest expense	$8,339	$8,172	$7,482

Merger expense	112	—	—
(Gains)/losses on sales of foreclosed properties	(6)	(314)	150
Write-downs of foreclosed properties	109	636	572
	215	322	722
GAAP total noninterest expense	$8,554	$8,494	$8,204